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                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

                          SENTINEL MANAGEMENT AGREEMENT

          SENTINEL MANAGEMENT AGREEMENT, made as of May 15, 2003, by and between Castle Dental Centers, Inc. (the "Company") and Sentinel Capital Partners, L.L.C. (the "Consultant").

          WHEREAS, the Company has retained and availed itself of Consultant, and Consultant has performed for the Company and its subsidiaries and affiliates (together with the Company, the "Company Group"), certain services in connection with the transactions (the "Acquisition") contemplated by that certain Preferred Stock and Subordinated Note Purchase Agreement, dated as of May 15, 2003, by and among the Company and certain other parties thereto;

          WHEREAS, the Company desires to retain and avail itself of the Consultant, and the Consultant desires to perform for the Company and its affiliates certain services; and

          WHEREAS, the Consultant, by and through its officers, employees, agents and affiliates, has developed, in connection with the conduct of their businesses and affairs, expertise in the fields of management, finance, marketing and strategic planning.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties do hereby agree as follows:

          1. TERM. This Agreement shall remain in effect so long as Sentinel Capital Partners II, L.P. owns capital stock of the Company or a successor entity, unless the Company and the Consultant terminate this Agreement by mutual agreement; provided that Sections 7 and 8 shall survive any termination of this Agreement.

          2. APPOINTMENT. The Company hereby retains the Consultant to render management and consulting services to the Company (or to such subsidiaries of the Company as the Company may from time to time request) during the Term as herein contemplated.

          3. CONSULTANT SERVICES. The Consultant hereby agrees that during the term of this Agreement it shall render to the Company Group by and through such of its officers, employees, agents, representatives and affiliates as the Consultant, in its sole discretion, shall designate from time to time advisory and consulting services in relation to the affairs of the Company Group in connection with strategic financial planning, and other services not referred to in the next sentence, including, without limitation, advisory and consulting services relating to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed under this paragraph 3 shall not include financial advisory services rendered by the Consultant to the Company Group in connection with acquisitions and divestitures by the Company Group, hiring of executive personnel, refinancings, initial public offerings, sales of stock by the Company Group or "exit" transactions. In the event services contemplated by the preceding sentence are requested by the Company, the Consultant may be entitled to receive additional compensation.

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          4.  CONSULTANTS' FEES. In consideration of the Consultant's agreement to provide the above-described consulting services, the Company shall pay to the Consultant a fee of $275,000 per annum (increasing to $300,000 per annum from and after the date on which EBITDA (as defined in the Credit Agreement (the "Credit Agreement") dated as of the date hereof by and among the Company and its senior lenders) for the Company calculated on a trailing twelve month basis, exceeds $10,000,000) for each year during the term of this Agreement, payable quarterly in advance on the last business day of each February, May, August and November beginning on May 30, 2003 (provided that on May 30, 2003, the Company shall pay Consultant (i) for the period from the date hereof through May 31, 2003, and (ii) its quarterly fee for the quarter commencing June 1, 2003); provided that if on any date on which the fee payable pursuant to this Section 4 is to be paid, Sentinel Capital Partners II, L.P. and/or its affiliates (collectively, "Sentinel") holds less than 50% of the number of shares of the Company's common stock, par value $.000001 per share ("Common Stock"), as Sentinel holds on the date hereof, then the fee that would otherwise be payable pursuant to this Section 4 on such date shall be prorated based upon the number of shares of Common Stock held by Sentinel on such date versus the number of shares of Common Stock held by Sentinel on the date hereof, provided that all such determinations shall be made on a fully diluted as if converted basis with appropriate adjustments made for stock splits, combinations, dividends and similar transactions. Such fee shall be payable only to the extent such payment is not prohibited by the terms of the Credit Agreement. In addition, the Company agrees to reimburse the Consultant for any reasonable out-of-pocket expenses incurred by it or its affiliates in connection with any services performed hereunder, provided that this shall not include the salary and benefits provided by Consultant and/or its affiliates to partners, employees and agents of Consultant and/or its affiliates.

          5. CLOSING PAYMENT. In consideration of the Consultant's provision of services in connection with the Acquisition, upon the closing of the Acquisition, the Company shall pay to the Consultant a fee of $485,000 and shall reimburse Consultant for the out-of-pocket expenses incurred by it or its affiliates in connection with the Acquisition.

          6. PERSONNEL. Consultant shall provide and devote to the performance of this Agreement such partners, employees and agents as Consultant shall deem appropriate to the furnishing of the services required; provided, that if a partner, employee or agent of the Consultant becomes an officer or an employee of the Company Group, the Company may pay compensation to such partner, employee or agent which shall not be deemed to be compensation to the Consultant hereunder.

          7. LIABILITY. Neither the Consultant nor any of its respective affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of such Consultant, its affiliates, partners, employees or agents acting within the scope of their employment or authority, in which event such Consultant will be liable to the extent of its individual culpability as proven. In no event will Consultant be liable for consequential or incidental damages (including any damages for lost profits or opportunity).

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          8.  INDEMNITY. The Company Group shall defend, indemnify and hold harmless the Consultant, its affiliates, partners, employees, agents, directors, officers and controlling persons (collectively, the "Indemnified Parties") from and against any and all loss, liability, damage or expense (including attorney fees and expenses incurred in connection with the investigation, defense or negotiation of a settlement thereof or otherwise) (collectively, "Losses") arising from any claim (threatened or actual, just or unjust) (a "Claim") by any person with respect to, or in any way related to the Acquisition (including Sentinel Capital Partners II, L.P.'s investment in the Company), this Agreement or the services (including, without limitation, the engagement of such Consultant pursuant to this Agreement and the performance by such Consultant of services pursuant to this Agreement) contemplated by this Agreement. The Company Group shall, if requested by the Consultant, defend at its own cost and expense such Claims with attorneys reasonably satisfactory to the Consultant (in which case the Company shall consult with Consultant on all material decisions in connection with such Claim and shall not settle any such Claim without the consent of the Consultant, such consent not to be unreasonably withheld), and, if not so requested, advance to the Indemnified Party the costs of such defense. No Indemnified Party shall be entitled to indemnification for Losses under this
Section 8 to the extent it is proven that such Losses arose as the direct result of gross negligence, bad faith or willful misconduct by such of the Indemnified Parties; provided that if such determination is proven, the applicable Indemnified Party(s) shall reimburse the Company for the costs of defense advanced by the Company.

          9. NOTICES. All notices hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally,
(ii) one day following the date sent, if sent by reputable overnight courier, fee prepaid or (iii) upon receipt of confirmation, if sent by facsimile transmission (with receipt confirmed and original sent by first class mail), to the party to whom it is directed, at the applicable address or the facsimile number set forth in the Company's records.

          10. ASSIGNMENT. No party may assign any obligations hereunder to any other party without the prior written consent of the other party; such consent shall not be unreasonably withheld; provided, however, that the Consultant may assign its rights and obligations under this Agreement to any of its affiliates without the consent of any party. The assignor shall remain liable for the performance of any assignee.

          11. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

          12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, the terms and conditions of this document constitute the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior communications, understandings, warranties, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13. AMENDMENT. No amendment or waiver of any provision of this Agreement, nor consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by an authorized representative

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of each of the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          14. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same Agreement.

          15. GOVERNING LAW. All provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any principles of conflicts of law or choice of law of the State of New York or any other jurisdiction which would cause the application of the law of any jurisdiction other than the State of New York.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties have executed this Sentinel Management
Agreement as of the date first written above.

                                       SENTINEL CAPITAL PARTNERS, L.L.C.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       CASTLE DENTAL CENTERS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

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